     As filed with the Securities and Exchange Commission on March 23, 2006
                     Registration No. 333-131671


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT No. 1

                                       TO


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          HENRY BROS. ELECTRONICS, INC.

             (Exact name of registrant as specified in its charter)

           Delaware                        421600                   22-3690168
(State or other jurisdiction of  (Primary standard industrial    (I.R.S. employer
 incorporation or organization)     classification number)     identification number)

                               280 Midland Avenue
                         Saddle Brook, New Jersey 07663
                                  (201)794-6500
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                 James E. Henry
                      Chairman and Chief Executive Officer
                          Henry Bros. Electronics, Inc.
                               280 Midland Avenue
                         Saddle Brook, New Jersey 07663
                                 (201) 794-6500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              Copies requested to:
                            Arnold N. Bressler, Esq.
                      Milberg Weiss Bershad & Schulman LLP
                             One Pennsylvania Plaza
                            New York, New York 10119
                                 (212) 594-5300

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

      If this Form is a post-effective amendment of a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to 413 (b) under the Securities Act, check the following box. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------
                                                Proposed
Title of Each Class                              Maximum          Proposed Maximum
of Securities To            Amount To Be      Offering Price     Aggregate Offering
Be Registered             Registered (1)(2)   per Security (3)        Price (3)       Amount of Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share             45,996 shares          $5.58             $256,658                 $30.03 (4)
-----------------------------------------------------------------------------------------------------------------


      (1) Includes the registration for resale by the selling stockholders of 45,996 shares of common stock issuable upon exercise of outstanding common stock purchase options.

      (2) In the event of a stock split, stock dividend or similar transaction involving the common stock of the registrant, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended to cover the additional shares of common stock issuable upon exercise of the related outstanding common stock purchase options.

      (3) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, solely for the purposes of calculating the registration fee, upon the basis of the average high and low prices of our common stock as reported on the American Stock Exchange on February 6, 2006.


      (4) This fee was already paid.


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which shall specifically state that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

The information in this prospectus is not complete and may be changed. The Selling Shareholder, defined below, may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                   Subject to completion, dated March 23, 2006


                          HENRY BROS. ELECTRONICS, INC.

                          45,996 Shares of Common Stock

      This prospectus relates to the offer and sale of up to 45,996 shares of common stock of Henry Bros. Electronics, Inc., a Delaware corporation, that may be offered and sold from time to time by the shareholder described in this prospectus under "Selling Shareholder" or by pledges, donees, transferees, assignees or other successors-in-interest that receive any of the shares as a gift, distribution or other non-sale related transfer. As used in this prospectus, "we," "us," "our" and similar expressions refer to Henry Bros. Electronics, Inc. and its subsidiaries.

      Our principal executive offices are located at 280 Midland Avenue, Saddlebrook, NJ 07663. Our telephone number is (201) 794-6500.

      The Selling Shareholder may offer its shares from time to time through or to one or more underwriters, brokers or dealers, on the American Stock Exchange at market prices prevailing at the time of sale, in one or more negotiated transactions at prices acceptable to the Selling Shareholder or otherwise. In connection with any sales, the Selling Shareholder and any underwriters, agents, brokers or dealers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act.

      Except for proceeds of up to $321,372 we may receive from the exercise of the options, we will not receive any of the proceeds of sales by Selling Shareholder. We will pay the expenses related to the registration of the shares covered by this prospectus. The Selling Shareholder will pay commissions and selling expenses, if any, incurred by them.

      Our common stock trades on the American Stock Exchange under the symbol "HBE." On February 6, 2006, the closing price of one share of our common stock was $5.65.

      Investing in our securities involves risks, which we describe in the "Risk Factors" section beginning on page 5 of this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                       The date of this prospectus is _____ 2006.

Important Notice about the Information Presented in this Prospectus

      You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or information incorporated in such documents is accurate as of any date other than the date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

                                TABLE OF CONTENTS

                                                                           Page

About This Prospectus ...............................................       ii
Prospectus Summary ..................................................        1
The Company .........................................................        1
Disclosure Regarding Forward-Looking Statements .....................        4
Risk Factors ........................................................        5
Use of Proceeds .....................................................        9
Selling Shareholder .................................................        9
Plan of Distribution ................................................       10
Description of Capital Stock ........................................       12
Legal Matters .......................................................       13
Experts .............................................................       13
Where You Can Find More Information .................................       13
Documents Incorporated By Reference .................................       14

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the Selling Shareholder may sell from time to time, in one or more offering, the shares of common stock covered by this prospectus. The shares covered by this prospectus include the 45,996 shares of common stock issuable upon the exercise of options issued to the Selling Shareholder.

      This prospectus also covers any shares of common stock that may be become issuable pursuant to anti-dilution adjustment provisions that would increase the number of shares issuable upon exercise of the warrants as a result of stock splits, stock dividends or similar transactions.

      A prospectus supplement may add, update or change information contained in this prospectus. We recommend that you read carefully this entire prospectus, especially the section entitled "Risk Factors" beginning on page 5, and the section entitled "Documents Incorporated By Reference" beginning on page 14, and any supplements before making a decision to invest in our common stock.

      As used in this prospectus, the terms "we", "us", "our," the "Company" and Henry Bros. means Henry Bros. Electronics, Inc., unless otherwise indicated.

                               PROSPECTUS SUMMARY

Company Overview

      We are a single-source/turn-key provider of technology-based security solutions for medium and large commercial and governmental agencies in the United States. As a single-source/turn-key provider of diversified technology-based integrated security solutions, we can expedite project completion, optimize system performance and manpower performance. The continually evolving security requirements of commercial and government entities, together with rapidly advancing technology, provides numerous opportunities for us to assist our clients with their security needs.

The Offering

      On November 5, 2001, the Company entered into an agreement with The Wall Street Group, Inc. (the "Wall Street Group") for Wall Street Group to serve as financial public relations counsel to the Company (the "Agreement"). Under the Agreement, Wall Street Group was paid a monthly fee and reimbursed out-of-pocket expenses, and earned options for the purchase of the Company's common stock. The Agreement also provided Wall Street Group with the right to have the shares issuable under the options to be registered for sale under the Securities Act of 1933. The Agreement further provided that any options earned by Wall Street Group were to be granted to Wall Street Group's affiliate, Wall Street Consultants, Inc. (the "Selling Shareholder"). Throughout the term of the Agreement until its termination on April 6, 2003, Wall Street Group earned options for the purchase of up to 45,996 shares of the Company's common stock. This prospectus relates to the resale of the 45,996 shares issuable upon exercise of the options earned under the Agreement.

Number of Shares Outstanding


      As of January 30, 2006, 5,889,399 shares of our common stock were issued and outstanding.


                                   THE COMPANY

      We are a single-source/turn-key provider of technology-based security solutions for medium and large commercial and governmental agencies in the United States.

      Security Distributing and Marketing magazine (SDM) ranks the top 100 largest firms selling closed circuit TV (CCTV), access control and integrated security systems. We were ranked No. 21 in SDM's Top Systems Integrators Report published in 2005.

      As a single-source/turn-key provider of diversified technology-based integrated security solutions, we can expedite project completion, optimize system performance and manpower performance. The continually evolving security requirements of commercial and government entities, together with rapidly advancing technology, provides numerous opportunities for us to assist our clients with their security needs.

      We believe that the following key attributes provide us with a sustainable competitive advantage:

      o     Experience and expertise;

      o     Technological sophistication;

      o     Quality control; and

      o     Strong list of references.

Our Strategy

      Our strategy consists of the following components: (1) Maintain and develop long-term relationships with clients; (2) Focus on high value added services; (3) Continue to expand our client base in targeted industries; (4) Maintain a high level of technological sophistication; and (5) Sell additional services to our established client base.

      Our three operating units are integration, evacuation planning and specialty products.

Our Integration Solution

      At the beginning of each new client relationship, we designate one member of our professional staff as the client service contact. This individual is the point person for communications between the client and us and often acts, as the client's project manager for all of its security needs. Our engagement may include:

      o     Consulting and planning;

      o     Engineering and design;

      o     Systems installation and management;

      o     Systems training; and

      o     Maintenance and technical support.

Consulting and planning

      Security consulting and planning are the initial phases of determining a security solution for a project. We have developed a planning process that identifies all systems, policies and procedures that are required for the successful operation of a security system that will both meet a client's current needs and accommodate its projected future requirements. Our consulting and planning process includes the following steps:

      o     Identify the client's objectives and security system requirements;

      o Survey the site, including inventory of physical components and software and evaluation of client's existing infrastructure and security system;

      o     Assess and prioritize the client's vulnerabilities;

      o     Develop and evaluate system alternatives;

      o     Recommend a conceptual security plan design;

      o     Estimate the cost of implementing the conceptual plan; and

      o     Develop a preliminary implementation schedule.

      As a result of this process, we provide the client with a master plan for an effective security solution that addresses routine operating needs as well as emergency situations.

      We believe that our comprehensive planning process enables our clients to budget for their security requirements on a long-term basis, identify opportunities for cost reduction and prepare for future risks.

Engineering and design

      The engineering and design process involves preparation of detailed project specifications and working drawings by a team of our engineers, systems designers and computer-aided design system operators. These specifications and drawings detail the camera sensitivity requirements, layout of the control center, placement of cameras, card readers and other equipment and electrical requirements. Throughout our engineering and design process, our goal is to understand our client's operational preferences in order to design a system that is functional, cost-effective and accommodates our client's present and future requirements. In addition, we attempt to incorporate our client's existing personnel, equipment and other physical resources into the system design.

      When retained as a single-source provider for turnkey security solutions, we select system components required under the specifications and drawings. We recommend that our customers buy proven off-the-shelf devices and software and resort to custom equipment when absolutely necessary.

      We have made a strategic decision not to represent any equipment manufacturer exclusively, thereby maintaining objectivity and flexibility in equipment selection. We believe that our technical proficiency with the products of a wide range of manufacturers enables us to select components that will best meet a project's requirements.

Systems installation and management

      Under the supervision of our project manager, our technicians install hardware, integrate hardware and software, and validate and test the system. Subcontractors typically perform other aspects of the system installation such as electrical installation and basic construction.

      Components that may be integrated in a security system include the following:

      o Access control systems, which are designed to exclude unauthorized personnel from specified areas;

      o Intrusion detection systems, which detect unauthorized door and window openings, glass breakage, vibration, motion, noise and alarms and other peripheral equipment;

      o Closed circuit television systems, which monitor and record entry and exit activity or provide surveillance of designated areas;

      o Critical condition monitoring systems, which provide alarm monitoring and supervision of various systems and facilities; and

      o Fire detection systems, intercoms, public address and network connectivity that can expand a local security system into a closely controlled worldwide system.

Systems training

      Upon the completion of a systems integration project, we typically will provide the customer with system-documentation and training in the operation and maintenance of the system.

Maintenance and technical support

      We provide maintenance and technical support services on a scheduled, on-call, or emergency basis. These services include developing and implementing maintenance programs both for security systems designed, engineered, or integrated by us and for existing systems.

Our Emergency Preparedness Planning Program Solution

      Our Emergency Preparedness Planning Programs ("EPPP") division works with companies and managers of high-rise office buildings to analyze their specific facilities needs with emergency preparedness plans. We provide demonstrations, training and recommendations to clients. Our EPPP division provides a wide array of services, including:

      o     Development of emergency plans and procedures;

      o     Expand existing fire/emergency and preparedness response plans;

      o     Articulate building strategy to tenants;

      o     Provide tenant inclusion;

      o     Increase building community unity, awareness and confidence; and

      o     Employee training.

Our Specialty Products Solution

      The Company's specialty products solutions are provided by two wholly-owned subsidiaries, Viscom Products, Inc. ("Viscom") and Airorlite Communications, Inc. ("Airorlite"). Viscom has developed an integrated standard solution for mobile digital recorders for deployment on municipal buses and trains. This product is now being manufactured by a third party in accordance with Viscom's standards. Airorlite specializes in the design, manufacture and maintenance of wireless communications equipment used to enhance emergency radio frequency services and cellular communication for both fixed and mobile applications.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference in this prospectus contain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include certain statements pertaining to our capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations are forward-looking statements. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

      Such statements reflect the current views of the Company and its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.

      Our actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, us and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things, those described under "Risk Factors" elsewhere in this prospectus.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

                                  RISK FACTORS

      The securities offered hereby involve a high degree of risk. Investors should carefully consider the risks and uncertainties described below, as well as all of the other information contained in the disclosure documents included in this memorandum. Any of the following risks could materially adversely affect our business, financial condition or operating results and could adversely affect the value of an investment in our common stock.

We may not be able to develop or acquire new technological solutions necessary for our customers' requirements

      Our success depends on acquiring or developing new technology to satisfy our customers' needs. Any failure or delay to deliver these advances on our part could have a negative impact on our business.

We are dependent upon a small number of customers for a large portion of our revenues

      We have a small number of customers from which we receive a large portion of our revenues. Although, no single customer comprised more then 10% of total revenues during 2004, our five largest projects represented approximately 25% of our revenues. Revenues from governmental agencies accounted for 20% in 2004 versus 21% in 2003. Consequently, we are often required to replace one customer with one or more other customers in order to generate the same amount of revenues. There can be no assurance that we will continue to be able to do so.

Some of our orders and contracts may be cancelled or modified so there is risk that our full backlog may not be realized

      Some of our orders and contract backlog are subject to cancellation and modification by our customers so we cannot be certain that we will recognize the full value of our backlog. As of September 30, 2005, our backlog was approximately $14,802,000.

We are dependent on a few vendors, and we rely on timely deliveries of equipment from all outside sources

      There are a few vendors from whom we obtain devices and software for specific access control and imaging, remote transmission, smart key and mobile applications. The loss of any one of these companies as suppliers could have a material adverse impact on our business, financial condition and results of operations if we are unable to develop or acquire new technologies from other sources. While we believe alternative vendors are available, we have not yet identified them.

      Timely vendor deliveries of equipment meeting our stringent quality-control standards from all suppliers are also important to our business because each installed system requires a variety of elements to be fully functioning. The failure to deliver any critical device or component, when needed, in operating condition, can delay a project, trigger vendor penalties, halt progress payments or result in cancellation of a contract or order.

We experience intense competition for business from a variety of sources

      In systems integration, we compete for new business with large construction firms, electrical contractors, and consultants in the security business and other systems integrators. Many of our competitors are much larger than we are and have greater resources. In order to effectively compete in the future, we may have to charge less for our services that may result in lower profit margins.

We rely on only a few key executives

      James E. Henry and Irvin F. Witcosky, our two executives, are vital to our business operations. The loss of any one of them could have a material adverse impact on our business, financial condition or results of operations.

Our business and growth will suffer if we are unable to hire and retain highly skilled personnel

      Competition for highly skilled employees is intense in our industry. The design and the installation of our systems requires substantial technical capabilities in many disparate disciplines from mechanics and computer science to electronics and advanced software. Our future success depends on our ability to attract, train, motivate and retain highly skilled employees. If we are unable to hire and retain skilled personnel, our growth may be restricted, the quality of our products and services diminished and our sales and the value of your investment reduced. We may be unable to retain our skilled employees or attract, assimilate and retain other highly skilled employees in the future.

We have not been consistently profitable and may not be profitable in the future

      For the years ended December 31, 2003 and 2004 our sales were $18,261,065 and $29,725,718, respectively, and our net income (loss) was ($2,957,102) and $44,021, respectively. Our profitability has not been continuous and we can make no assurance that we will be profitable in the future.

Our quarterly results will continue to fluctuate

      Our quarterly results have varied significantly in the past and will likely continue to do so in the future due to a variety of factors, including the timing and nature of projects from which revenues are recognized during any particular quarter. Such fluctuations may contribute to the volatility in the market price for our common stock.

Lengthy sales cycle

      Sale of our services and products frequently involves a substantial commitment of resources to evaluate a potential project and prepare a proposal. In addition, approval of proposals often involves a lengthy process due to clients' internal procedures and capital expenditure approval processes. We may not be awarded a project that we have prepared a proposal for and, even if we are, a substantial period of time may elapse from when we made the proposal to when we recognize sales from the project.

We may make acquisitions or form joint ventures that are unsuccessful

      Part of our growth strategy may involve acquisitions or joint ventures with other system integrators. This strategy is subject to the following risks:

      o We may not be able to identify suitable acquisition and joint venture candidates.

      o If the purchase price of an acquisition includes cash, we may need to use a significant portion of our available cash.

      o Even if we make an acquisition of a company or form a joint venture, we could have difficulty assimilating the acquired company's operations and personnel or working with the joint venture. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses and charges, and, thus, could have a material impact on our business, financial condition and results of operations.

      o We may not be able to retain key employees of the acquired companies or maintain good relations with its customers or suppliers.

      o     We may be required to incur additional debt.

      o We may be required to issue equity securities to pay for acquisition, which will dilute existing shareholders.

      o We may have to incur significant accounting charges, such as impairment of intangible assets, which may adversely affect our results of operations.

We have limited cash and may not be able to receive additional financing

      As of September 30, 2005, we had approximately $714,489 in cash. We believe that this, together with anticipated cash flows from operation and amounts available under our $4 million revolving line of credit with our bank will be sufficient to satisfy our working capital requirements for the foreseeable future. However, we may need to seek additional financing sooner than we anticipate as a result of factors including but not limited to the following:

      o     changes in operating plans

      o     lower than anticipated sales

      o     increased operating costs; and

      o     potential acquisitions

      However, additional financing may not be available on commercially reasonable terms, if at all.

Our Chief Executive Officer and Chief Operating Officer own the majority of our common stock and their interests may be different from and conflict with yours

      Mr. Henry and Mr. Witcosky beneficially own a total of approximately 47.54% of our outstanding common stock, without taking into account shares issuable under common stock purchase warrants and stock options. Accordingly, if they act together, they will have the power to control the election of all of our directors and other issues for which the approval of our shareholders is required.

Our stock price may fluctuate, which may make it difficult to resell your shares at attractive prices

      The market price of our common stock may be highly volatile. The market prices of securities of other technologically oriented companies of similar size have been extremely volatile. Factors that could cause volatility in our stock price include:

      o     fluctuations in our quarterly operating results;

      o changes in the market valuations of other security or technology companies and stock market prices and volume fluctuations generally;

      o     economic conditions specific to the security industry;

      o announcements by us or our competitors relating to new services or technologies, significant acquisitions, strategic relationships, joint ventures or capital commitments;

      o     applicable regulatory developments; and

      o     additions or departures of our key personnel.

The trading volume in our common stock fluctuates and as a result you may find it difficult to sell your shares of our common stock

      Our common stock is listed on the American Stock Exchange. Trading in our common stock fluctuates and on some trading days is minimal. Failure to maintain an active trading market in our common stock could negatively affect the price of our common stock and your ability to sell our common stock.

      If we are delisted from the American Stock Exchange, you may also find it more difficult to trade our common stock due to "penny stock" rules.

      If we are unable to satisfy the requirements for continued listing on the American Stock Exchange, trading, if any, in our common stock would be conducted in the over-the-counter market in what is commonly referred to as the "pink sheets" or on the OTC Bulletin Board. In this event, it may be extremely difficult to sell or trade our common stock.

Availability of significant amount of our common stock for sale could cause its market price to decline

      If our stockholders sell substantial amounts of our common stock in the public market following this offering or the perception exists that such sales could occur, including shares issued upon exercise of outstanding common stock purchase options, the market price of our common stock could fall.

      As of January 30, 2006, there were 5,889,399 shares of our common stock issued and outstanding. An additional 45,996 shares issuable under outstanding options are being registered for resale under this prospectus. A sale of all or a significant portion of these shares could have an adverse impact on our stock price.

                                 USE OF PROCEEDS

      If the options are issued to the Selling Stockholder, we would receive a maximum of $321,372 as a result of such exercises. Notwithstanding, there is no assurance the options will be exercised. If we receive any proceeds from the exercised options, these proceeds will be used for general working capital purposes. The net proceeds from the sale of the securities covered by this prospectus will be received by the Selling Shareholder. We will not receive any of the proceeds from any sale by the Selling Shareholder of the securities covered by this prospectus.

                               SELLING SHAREHOLDER

      The following table sets forth, as of January 30, 2006, information as to the shares of common stock that may be sold in this offering by the Selling Shareholder. Because the Selling Shareholder may offer all or a portion of the shares of common stock offered by this prospectus at any time and from time to time after the date hereof, we cannot predict the number of shares that the Selling Shareholder may retain upon completion of this offering. In the table below, the percentage ownership after the offering is based upon the assumed sale by the Selling Shareholder of all shares it may offer for sale pursuant to this prospectus. Beneficial ownership includes both outstanding common stock and shares issuable upon the exercise of options. One option for the purchase of 40,000 is exercisable during a five-year period commencing November 5, 2001. A second option for the purchase of 5,996 shares is exercisable during a five-year period commencing on November 5, 2002. The percentage of beneficial ownership for Selling Shareholder is calculated based on 5,889,399 shares of common stock issued and outstanding at January 30, 2006, plus the additional shares that the Selling Shareholder is deemed to beneficially own as set forth in the table, which includes the shares offered by this prospectus. The exercise prices of the options pursuant to which those additional securities are issuable are subject to adjustment in certain circumstances. The shares offered by this prospectus shall be deemed to include shares offered by any pledgee, donee, transferee or other successor in interest of the Selling Shareholder listed below, provided that this prospectus is amended or supplemented if required by applicable law.

      The information in this table is based upon information provided by each respective Selling Shareholder.

                            Beneficial Ownership       Shares Being       Beneficial Ownership
                            Before this Offering         Offered           After this Offering
Name                   Number of Shares   Percentage                  Number of Shares   Percentage
Wall Street                 45,996           .77          45,996             0
Consultants, Inc.(1)

----------

(1) The shares beneficially owned and being offered by Wall Street Consultants, Inc. consist of (i) 40,000 shares issuable upon the exercise of options (currently excercisable) with an exercise price of $7.00 per share and (ii) 5,996 shares issuable upon the exercise of options (currently excercisable) with an exercise price of $6.90 per share. Donald Kirsch is the President of Wall Street Consultants, Inc, and as such has voting and investment control over these securities. Mr. Kirsch disclaims beneficial ownership of these securities.

                              PLAN OF DISTRIBUTION

      The Selling Shareholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

      The Selling Shareholder may use any one or more of the following methods when disposing of shares or interests therein:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

      o broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholder to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Shareholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

      In connection with the sale of our common stock or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The aggregate proceeds to the Selling Shareholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

      The Selling Shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that it meets the criteria and conform to the requirements of that rule.

      The Selling Shareholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

      To the extent required, the shares of our common stock to be sold, the names of any selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

      In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

      We have advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

      We have agreed to indemnify the Selling Shareholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

      We have agreed with the Selling Shareholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

      As of January 30, 2006, the Company was authorized to issue:

            o 10,000,000 shares of common stock, $0.01 par value, of which 5,889,399 shares were issued and outstanding; and

            o 2,000,000 shares of preferred stock, $0.01 par value, none of which were outstanding.

      This description of our securities is a summary and does not contain all the information that may be important to you. You should read this summary together with our certificate of incorporation, as amended, our bylaws, and the applicable provisions of the Delaware General Corporation Law. For more information, you should read "Documents Incorporated by Reference."

      Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Apart from preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends, if any, ratably as may be declared from time to time by our board of directors out of funds legally available therefore. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of all liabilities and liquidation preferences on any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are, and the shares offered in this offering will be, when issued and paid for, validly issued, duly authorized, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. No shares of preferred stock are presently outstanding and as of the date of this prospectus, we do not have any present plan to issue any shares of preferred stock.

Anti-Takeover Effects of Provisions of Delaware Law

      Section 203 of the Delaware General Corporation Law contains provisions that may make the acquisition of control of our company by means of a tender offer, open market purchase, proxy fight or otherwise, more difficult. We must comply with the provisions of this law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

      A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation's voting stock. Under
Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following three conditions:

      o our board of directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

      o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by (1) persons who are directors and also officers and (2) employee stock plans, in some instances; and

      o the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

                                  LEGAL MATTERS

      Certain legal matters with respect to the securities will be passed upon for us by Milberg Weiss Bershad & Schulman LLP, One Pennsylvania Plaza,
New York, New York 10119.

                                     EXPERTS

      The consolidated financial statements of Henry Bros. Electronics, Inc. as of December 31, 2004 and for each of the years in the two-year period ended December 31, 2004 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Demetrius & Company, LLC, an independent registered public accounting firm, as indicated in their report in respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of those materials at prescribed rates from the public reference section of the SEC at 450 Fifth Street, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC's EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

      The information in this prospectus may not contain all the information that may be important to you. You should read the entire prospectus, as well as the documents incorporated by reference in the prospectus, and the Registration Statement of which this prospectus is a part, including the exhibits thereto, before making an investment decision.

      We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of these filings (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to:

                          Henry Bros. Electronics, Inc.
                   280 Midland Avenue Saddle Brook, NJ 076363
                            Attention: Brian L. Reach
                            Telephone: (201) 794-6500

                       DOCUMENTS INCORPORATED BY REFERENCE

      In this prospectus, we have incorporated by reference certain information we have filed, or will file, with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      We incorporate by reference the documents listed below:

      o our Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the SEC on March 28, 2005;

      o our quarterly reports on Form 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 filed with the SEC on May, 16, 2005, August 15, 2005 and November 14, 2005, respectively;

      o our current reports on Form 8-K originally filed on February 25, 2005, April 5, 2005, May 9, 2005, July 7, 2005, August 9, 2005,
            October 14, 2005, November 15, 2005, December 19, 2005, and December 27, 2005, respectively; and

      o the description of our common stock contained in Form 8-A filed on November 14, 2001 and the related description our registration statement on Form SB-2 (Registration No. 333-94477), as amended.

      All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus and prior to the termination of the offering of the shares shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

      You may obtain copies of those documents from us, free of cost, by contacting us at the address or telephone number provided in "Where You Can Find More Information" immediately above.

      Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the fees and expenses in connection with the resales of the securities registered hereunder. We will pay all of the costs identified below. Except for the SEC registration fee and the placement agent fees and expenses, all amounts are estimates.

SEC registration fee...................................    $    30.03
Accounting fees and expenses...........................        500.00
Legal fees and expenses................................      2,500.00
Miscellaneous..........................................      2,500.00
                                                           ----------
Total..................................................    $ 5,530.03
                                                           ==========

Item 15. Indemnification of Directors and Officers.

      As permitted by Section 145 of the Delaware General Corporation Law, Henry Bros. Electronics, Inc.'s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to Henry Bros. Electronics, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to the corporation or its stockholders, (B) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(C) under Section 174 of the Delaware General Corporation Law, or (D) for any transaction which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of Henry Bros. Electronics, Inc. provide that the Corporation shall indemnify its directors and officers under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and Henry Bros. Electronics, Inc. is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

      The indemnification provision in the Bylaws may be sufficiently broad to permit indemnification of Henry Bros. Electronics, Inc.'s executive officers and directors for liabilities arising under the Securities Act of 1933, as amended.

Item 16. Exhibits.

      See the exhibit index on the page following the signature page. The exhibit index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in response to this Item 16.

Item 17. Undertakings.

      (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement related to securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of March, 2006.


                          HENRY BROS ELECTRONICS, INC.

                                    By:      /s/ James E. Henry
                                       -----------------------------------------
                                             James E. Henry
                                             Chairman, Chief Executive Officer,
                                                Treasurer and Director

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS THAT each individual whose signature appears below appoints James E. Henry, Irvin F. Witcosky and Brian L. Reach, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 415 promulgated under the Securities Act of 1933 and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                          Title                        Date


/s/ James E. Henry         Chairman, Chief Executive Officer,     March 23, 2006
----------------------     Treasurer and Director (Principal
 James E. Henry            Executive Officer)

/s/ Irvin F. Witcosky      Chief Operating Officer, President,    March 23, 2006
----------------------     Secretary and Director
Irvin F. Witcosky

/s/ Brian L. Reach         Vice Chairman and Director             March 23, 2006
----------------------
Brian L. Reach

            Signature                          Title                        Date
     /s/ Philip Timpanaro       Chief Financial Officer (Principal     March 23, 2006
     ----------------------     Financial and Accounting Officer)
      Philip Timpanaro

     /s/ Robert DeLia           Director                               March 23, 2006
     ----------------------
     Robert DeLia

     /s/ James Power            Director                               March 23, 2006
     ----------------------
     James Power

     /s/ Joseph P. Ritorto      Director                               March 23, 2006
     ----------------------
     Joseph P. Ritorto

     /s/ David Sands            Director                               March 23, 2006
     ----------------------
     David Sands

*BY: /s/ Brian L. Reach
     -------------------------------
     Brian L. Reach
     Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number     Exhibit Description                                                   Method of Filing
-------    -------------------                                                   ----------------
  4.1      Bylaws of the Company..............................................           (1)

  4.2      Specimen Common Stock Certificate of the Company...................           (2)

  4.3      Form of Stock Option Agreement, dated as of November 5, 2001,
           by and among the Company and Wall Street Group, Inc................           (3)

  5.1      Opinion of Milberg Weiss Bershad & Schulman LLP....................           (3)

  23.1     Consent of Demetrius & Company, L.L.C..............................            *

  23.2     Consent of Milberg Weiss Bershad & Schulman LLP (included
           in Exhibit 5.1) ...................................................           (3)

  24.1     Power of Attorney (see signature page in Part II of
           Registration or Statement..........................................            *


      (1) Incorporated by reference to Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2005.

      (2) Incorporated by reference to Amendment No. 6 to the Registration Statement filed with the Securities and Exchange Commission on November 13, 2001.

      (3) Incorporated by reference to the Registrant's Registration Statement on Form S-3, File Number 333-131671, filed with the Securities and Exchange Commission on February 8, 2006.

* Filed herewith.